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                                                                     EXHIBIT 2.3


                               SECOND AMENDMENT TO
                            ASSET PURCHASE AGREEMENT


        This Second Amendment to Asset Purchase Agreement (this "Agreement") is dated this 26th day of April, 2002 by and between Pliant Corporation, a Utah corporation ("Parent"), and Pliant Investment, Inc., a Utah corporation and wholly-owned subsidiary of Parent ("Buyer"), on the one hand, and Decora Industries, Inc., a Delaware corporation, and its operating subsidiary, Decora, Incorporated, a Delaware corporation (collectively, "Seller"), on the other hand.

                                    RECITALS

        A. Reference is hereby made to that certain Asset Purchase Agreement dated as of December 31, 2001, by and between Parent, Buyer and Seller (the "Original Agreement") as amended by that certain Amendment to Asset Purchase Agreement dated March 29, 2002, by and between Parent, Buyer and Seller, and together with the Original Agreement (the "Amended Asset Purchase Agreement");

        B. The parties to the Amended Asset Purchase Agreement wish to amend and restate certain provisions of the Amended Asset Purchase Agreement;

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to approval by the Bankruptcy Court, the parties hereto agree as follows:

SECTION 1.     Amendments.

        1.1 Section 2.1 of the Amended Asset Purchase Agreement is hereby amended by deleting it in its entirety and replacing it in full with the following:

        "Section 2.1   Purchase Price and Acceptance of Consideration. Upon the
terms and subject to the conditions of this Agreement, at Closing, the Buyer shall assume the Assumed Liabilities and pay to the Seller in immediately available funds the sum of (a) all amounts outstanding under the Seller's debtor-in-possession credit facilities (not to exceed, in any event, $15,299,772), as of the Closing Date, as identified on Schedule 2.1 (the "DIP Loan Amount"), and (b) the Postpetition Expense Payment, described in Section
2.4 (such assumption and payments, collectively, the "Purchase Price"). In no event shall the DIP Loan Amount and the Postpetition Expense Payment exceed, in the aggregate, $18,099,772. The Seller accepts, and hereby agrees that, the payment of the Purchase Price as provided for in this Article II constitutes payment in full and is the sole consideration for the sale, transfer, conveyance, assignment and delivery of the Acquired Assets to the Buyer by the Seller and for all of the other agreements of the Seller provided for in this Agreement."




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        1.2    Section 2.2(a) of the Amended Asset Purchase Agreement is hereby amended by deleting it in its entirety and replacing it in full with the following:

        "(a)   all amounts outstanding as of the Closing Date with respect to the postpetition trade accounts payable identified on Schedule 2.2(a) (excluding all amounts owed for Raw Material Purchases) representing amounts due and owing on account of trade accounts payable first arising on or after the Petition Date (in the amount, as of April 16, 2002, of $4,128,755); provided, however, if Buyer and Seller consummate the Closing, the postpetition trade accounts payable included in the Assumed Liabilities under this Section 2.2(a) and the Purchase Price shall be increased by the amount of the Raw Material Purchases."

        1.3 Section 2.4 of the Amended Asset Purchase Agreement is hereby amended by deleting it in its entirety and replacing it in full with the following:

        "Section 2.4. Postpetition Expense Payment. On the closing Date, the Buyer shall (i) cause to be transferred to the Seller by wire transfer of immediately available funds an amount attributed to the additional assumed liabilities as of the Closing Date identified on an unitemized statement which Seller shall submit to Buyer no less than two (2) Business Days prior to the Closing; provided, that, in no event, shall such amount be in excess of $1,800,000 and (ii) cause to be transferred to the Seller by wire transfer of immediately available funds, in addition to any other consideration to be paid for the Acquired Assets, the sum of $1,000,000, for allocation and distribution in accordance with the priorities established by the Bankruptcy Code, except as otherwise authorized under a confirmed plan of reorganization, or agreed upon by the Debtors and the Committee and approved by the Bankruptcy Court, for the benefit of unsecured creditors in the Case; provided, that, upon making such payment, Buyer shall have no further liability to any party on account of the allocation or distribution of that payment (such payments under (i) and (ii) above being collectively, the Postpetition Expense Payment.)"

        1.4 Section 3.2 of the Amended Asset Purchase Agreement is hereby amended by deleting it in its entirety and replacing it in full with the following:

        "Section 3.2. Closing Date. The Closing shall be held within five (5) Business Days after satisfaction or waiver of the conditions to Closing contained in Section 4, but in no event later than May 23, 2002 (the "Outside Date")."

        1.5 Section 4.1(c) of the Amended Asset Purchase Agreement is hereby amended by deleting it in its entirety and replacing it in full with the following:

        "(c) the Bankruptcy Court shall have entered the Procedures Order in accordance with Section 8.6(a) below and the Approval Order in accordance with
Section 8.6(b) below, and the Approval Order shall not have been stayed, modified, amended, dissolved, revoked or rescinded in any material way, as of the Closing Date; and"
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        1.6    Section 4.3 of the Amended Asset Purchase Agreement is hereby amended by inserting the following Section 4.3(f):

        "(f)   The DIP Loan Amount and the Postpetition Expense Payment shall not exceed, in the aggregate, $18,099,772."

        1.7 Section 5.17 of the Amended Asset Purchase Agreement is hereby amended by deleting it in its entirety and replacing it in full with the following:

        "Section 5.17 Post-Petition Trade Accounts Payable. Each item set forth on Schedule 2.2(a) represents a bona fide trade account payable of Seller first incurred by Seller in the ordinary course of business on or after the Petition Date, and Schedule 2.2(a) reflects the true and correct amount owed by Seller for all trade accounts payable, individually, and in the aggregate, as of October 31, 2001 and as of the Closing Date (with respect to a revised version of such Schedule delivered as of the Closing Date)."

        1.8 Section 8.6(c) of the Amended Asset Purchase Agreement is hereby amended by deleting it in its entirety and replacing it in full with the following:

        "(c)   Raw Material Purchases. Promptly after the date hereof, Seller shall move the Bankruptcy Court for, and shall use its reasonable efforts to seek, entry of an order granting the relief sought by Debtors under their "Motion for Order, under 11 U.S.C. Sections 105 and 364, Approving and Extending Purchase Order Program with Pliant Corporation Nunc Pro Tunc to January 1, 2002" (the "Motion"); provided, however, that the Seller shall amend the relief sought under the Motion to request the entry of an order allowing the Raw Material Purchases as a general unsecured, non-priority claim against the Seller and their estates."

SECTION 2.     Miscellaneous.

        2.1 Defined Terms. All capitalized and undefined terms used herein shall have the meanings ascribed to such terms in the Amended Asset Purchase Agreement.

        2.2 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

        2.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the choice of law principles thereof.

        2.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Buyer, so long as the Buyer remains liable for its obligations under the Amended Asset


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Purchase Agreement, may transfer any of its rights or obligations hereunder to any of its affiliates.

        2.5 Confirmation of the Amended Asset Purchase Agreement. Except as expressly modified hereby, the Amended Asset Purchase Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

                            [signature page follows]



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        IN WITNESS WHEREOF, the parties hereto have executed this Second
Amendment to Asset Purchase Agreement as of the day and year first above written.

                             PLIANT CORPORATION



                                             /s/
                             -------------------------------------------------
                             By: Brian E. Johnson
                             Title: Executive Vice President & Chief
                                    Financial Officer


                             PLIANT INVESTMENT, INC.



                                             /s/
                             -------------------------------------------------
                             By: Brian E. Johnson
                             Title: Executive Vice President


                             DECORA INDUSTRIES, INC.


                                             /s/
                             -------------------------------------------------
                             By: Ronald A. Artzer
                             Title: Chief Executive Officer


                             DECORA, INCORPORATED


                                             /s/
                             -------------------------------------------------
                             By: Ronald A. Artzer
                             Title: Chief Executive Officer





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